                                                                    Exhibit 10.8

The omitted portions indicated by brackets have been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406, promulgated under the Securities Act of 1933, as amended.

                          DISPERSION SERVICES AGREEMENT

       This DISPERSION SERVICES AGREEMENT (the "Agreement"), executed this 20th day of January, 2000, is between Cabot Corporation ("Cabot"), a Delaware corporation, and Cabot Microelectronics Corporation ("CMC"), a Delaware corporation. Notwithstanding the execution date hereof, this Agreement shall become effective upon the date of the initial public offering by CMC of shares of CMC common stock.

       WHEREAS, Cabot and certain of its subsidiaries and CMC will be parties to a Master Separation Agreement, (the "Master Separation Agreement"), which will provide for the separation from Cabot of the business, assets and liabilities of Microelectronics Materials Division of Cabot (the "MMD Business") and the transfer of the MMD Business to CMC;

       WHEREAS, in the past, the Microelectronics Materials Division of Cabot has performed various dispersion services for Cabot;

       WHEREAS, Cabot desires to have CMC provide to Cabot certain dispersion services after the separation of the MMD Business; and

       WHEREAS, CMC desires to provide such dispersion services to Cabot as provided herein;

       NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1.        TERM

       This Agreement shall commence on the date of the initial public offering by CMC of shares of CMC common stock, and shall continue until June 30, 2005 (the "Initial Term"). Unless either party shall give a notice of nonrenewal prior to December 31, 2003, this Agreement shall continue after the Initial Term until terminated by either party by a written notice of termination, which shall terminate this Agreement effective on the first June 30 or December 31 more than 18 months after the date such notice is delivered. The Initial Term, together with any continuations, are referred to herein as the "Term". Each year of the Term beginning on the effective date or an anniversary thereof is referred to herein as a "Term Year", including the stub period, if any, between the last anniversary of the effective date and the end of the Term.

SECTION 2.        SERVICES

      2.1   Purchase and Sale.

      (a) Subject to the terms and conditions of this Agreement, during the Term, CMC shall provide to Cabot, and Cabot shall purchase from CMC, the Services (as defined below) in such quantities as specified by Cabot, subject to Sections 2.3 through 2.6 below. "Services" means:

      (i) the manufacturing and packaging of the type of dispersions set forth on Schedule A hereto (the "Products") in accordance with the specifications, formulae and processes provided by Cabot to CMC and initially as set forth in the materials specified on Schedule A hereto;

      (ii) the packaging of the Products in accordance with specifications set forth on Schedule A, which may be amended from time to time, by mutual agreement; and

      (iii) testing and other ancillary services as related thereto as may be mutually agreed between Cabot and CMC from time to time.

      (b) Any amendment to Schedule A shall require the consent of both CMC and Cabot. Any increase in costs incurred by CMC in manufacturing and/or packaging Products to comply with changes requested by Cabot to the specifications as set forth on Schedule A shall be paid by Cabot.

      (c) With respect to Products to be sold to customers of Cabot and/or its subsidiaries which are located in the United States, Canada or Mexico (collectively "North America"), Services shall be performed either by (i) CMC at its facility in Aurora, Illinois (the "Aurora Plant"), or (ii) Davies Imperial Coatings ("Davies"), pursuant to an agreement between CMC and Davies (the "Davies Agreement"); provided that CMC shall continue to remain primarily liable to Cabot for any Services provided by Davies. Cabot and CMC shall confer in good faith in order to determine whether Services will be provided by the Aurora Plant or Davies.

      (d) With respect to Products to be sold to customers of Cabot and/or its subsidiaries located in Europe, Services shall be performed at the dispersions facility of CMC in Barry, Wales (the "Barry Plant").

      (e) With respect to Products to be sold to customers of Cabot and/or its subsidiaries located in regions other than North America or Europe, CMC shall determine the appropriate facility to perform such Services after review of its regional capacity and capabilities and after consultation with Cabot.

      (f) Notwithstanding anything to the contrary in subsections (c) and (d) above, and subject to 2.3(a)(i), Cabot may specify Products to be manufactured at the Aurora Plant, regardless of the ultimate geographic market for such Products, provided that such Products would not be incompatible with the dispersions manufacturing capabilities at the Aurora Plant or that such Products would not create contamination issues with respect to the products CMC manufactures at its Aurora Plant.

      2.2 Forecasts.

      Cabot shall provide CMC with forecasts (the "Forecasts") of the quantities of Products that Cabot expects to purchase from CMC (the "Forecasted Quantities"). The Forecasts shall identify the Forecasted Quantities of the Products and the geographic locations for manufacture (i.e., the Aurora Plant, Davies or the Barry Plant). Cabot shall provide the following Forecasts to CMC:

      (a) not more than sixty (60) but not less than thirty (30) days prior to each January 1, April 1, July 1 and October 1 during the Term, a Forecast indicating the Forecasted Quantity for each month of the calendar quarter commencing on such January 1, April 1, July 1 and October 1 (the "Quarterly Forecast");

      (b) not more than sixty (60) but not less than thirty (30) days prior to on each July 1 and January 1 during the Term, a semi-annual Forecast indicating the Forecasted Quantity for the six (6) month period commencing on such July 1 and January 1 (the "Six Month Forecast");

      (c) not more than sixty (60) but not less than thirty (30) days prior to on each July 1, a one (1) year Forecast indicating the Forecasted Quantity for the calendar year commencing on the following July 1 (the "Annual Forecast"); and

      (d) on or around each July 1, an eighteen (18) month Forecast indicating the Forecasted Quantity for the eighteen month period commencing on the July 1 (the "18 Month Forecast"); provided, however, that Cabot shall provide CMC with a revised eighteen (18) Month Forecast for the remainder of the eighteen (18) month period covered by the last 18 Month Forecast as soon reasonably practicable after Cabot becomes aware of any material changes to such 18 Month Forecast.

        For the purposes of this Agreement, Forecasts delivered by Cabot to CMC after the execution hereof shall, upon the effectiveness of this Agreement, be deemed to have been delivered hereunder.

      2.3   CMC's Maximum Supply Obligations.

      (a) The obligation of CMC to provide Products to Cabot shall be subject to each of the following maximum monthly volume limitations:

      (i) the maximum monthly volume of Products from CMC's Aurora, Illinois facility (the "Aurora Plant") shall be [ ] gallons per month;

      (ii) the maximum monthly volume of Products from Davies' Hammond, Indiana facility (the "Hammond Plant") shall be [ ] gallons per month; and

      (iii) the maximum monthly volume of Products from the Barry Plant shall be [ ] gallons per month.

      (b) In addition to the volume limitations set forth in 2.3(a) above, in the event that Cabot orders volumes of Products from CMC in excess of Forecasted Quantities, CMC shall not be obligated to supply to Cabot such Products in excess of the following volumes:

      (i) for any calendar quarter and any plant, [ ]% of the volumes for such plant set forth in Cabot's Quarterly Forecasts;

      (ii) for any calendar half year (beginning on or after July 1, 2000) and any plant, [ ]% of the volumes for such plant set forth in Cabot's Sixth Month Forecast; and

      (iii) for any year beginning July 1 and any plant, [ ]% of the volumes for such plant set forth in Cabot's Annual Forecast.

       (c) The maximum supply volumes set forth in Sections 2.3 (a) and (b) are referred to herein as the "Maximum Volumes". If Cabot shall order volumes of Products in excess of the Maximum Volumes described above, CMC shall use commercially reasonable efforts to supply such volumes ("Excess Volumes").

      (d) Notwithstanding anything to the contrary in subsections (a) or (b) above, if CMC shall increase its production capacity at its current dispersions plants or at newly acquired or constructed dispersions plants, Cabot and CMC shall negotiate in good faith regarding additional dispersions capacity that may be available to Cabot and the price for dispersions services related to such additional capacity.

2.4         Minimum Order Volumes.

            Cabot agrees to order Products from CMC subject to the minimum batch size requirements set forth on Schedule A hereto.

2.5      Exclusivity.

       (a) Except in connection with its [ ] businesses, and subject to other existing obligations, during the Term Cabot will not contract with any third party (other than Cabot affiliates, CMC, CMIC or Davies) for the provision of contract or toll manufacturing services for the production of fumed metal oxide dispersions.

      (b) Notwithstanding subsection (a) above or subsection (c) below:

      (i) Cabot shall have right the during the Term to produce fumed metal oxide dispersions for sale, its own use or the sale or use of its subsidiaries;

      (ii) if CMC or Davies is unable or unwilling to supply certain products or volumes in accordance with the terms hereof, or above the Maximum Volumes set forth in Section 2.3 hereof, Cabot shall have the right to have such products or additional volumes of dispersions manufactured for it by other parties;

      (iii) In the event Cabot requests a change to the specifications, formulae or processes set forth on Schedule A, which change is necessary in order to achieve a material performance difference in Cabot's end product, and CMC is not able or is unwilling to modify such Product, Cabot shall have the right to have such changed products manufactured for it by any other party; and

      (iv) Cabot shall have the right to contract for and purchase from third parties fumed metal oxide dispersions that are produced with fumed metal oxides that are not supplied by Cabot.

       (c) If Cabot terminates this Agreement, Cabot shall, for a period of [ ] following the date of such termination purchase fumed metal oxide dispersions products and services only from CMC, Davies or third parties who are not engaged in the production and/or marketing of CMP (chemical mechanical polishing) consumables.

       (d) During the Term of this Agreement, CMC shall not knowingly, without Cabot's prior written consent, directly or indirectly, (i) perform dispersions services for any person or entity other than Cabot for use in the production of any goods or products that compete with any Cabot products, or (ii) sell fumed metal oxide dispersions products into applications, other than CMP applications, which compete with any Cabot product.

      2.6   Supply of Raw Materials

      Cabot shall be responsible for the supply to CMC of the fumed metal oxide particles necessary for the manufacture of the Products ordered by Cabot. Any such volumes of fumed metal oxides shall not be deemed supplied pursuant to the Fumed Metal Oxide Supply Agreement, of even date herewith. CMC shall be responsible for the supply of all other materials necessary for the manufacture of the Products, including packaging materials.

SECTION 3.        PRICING

      3.1 Prices. CMC shall perform the Services and sell the Products in accordance with the following prices (the "Prices"):

      (a) with respect to Products manufactured and the services performed by CMC, the price shall equal the "Dispersion Manufacturing Cost" incurred by CMC plus [ ]% of such Dispersion Manufacturing Cost. As used herein, the "Dispersion Manufacturing Cost" of fumed metal oxide dispersions shall mean, all costs that may be included in [ ]. CMC's [ ] may be used for calculating such Dispersion Manufacturing Cost, provided that both parties mutually agree that it fairly approximates the above stated Dispersion Manufacturing Cost, and that both parties mutually agree upon a method to make adjustments due to variances between the [ ] and the actual Dispersion Manufacturing Cost.

      (b) with respect to Products manufactured and the services performed by Davies, the price shall equal the Dispersion Manufacturing Cost incurred by CMC (excluding the costs of the fumed metal oxide particle supplied by Cabot) plus [ ]% of such costs as an administrative charge.

      Cabot shall have the right to have a recognized accounting firm audit the books and records of CMC necessary to verify the Dispersions Manufacturing Cost provided above. Such accounting firm shall be obligated to keep any information obtained during the audit of CMC's books and records confidential and may confirm to Cabot only whether, and to what extent, CMC's calculations of the Dispersions Manufacturing Cost deviate from the calculation of such accounting firm.


      3.2 Cost Savings. Cabot and CMC acknowledge that it is their intention to decrease the costs associated with manufacturing the Products, and to share any cost savings resulting from joint efforts therefrom equally between them. Cabot and CMC agree to discuss, from time to time, ways to jointly decrease such costs.

SECTION 4.        SHIPPING, DELIVERY AND PAYMENT

      (a) Orders for Products shall be issued by Cabot from time to time. Each order shall specify the date(s) the Products are to be delivered, which date(s) shall be not less than ten (10) business days prior to the date the order is received by CMC. For purposes of applying Section 2.3 only, each volume of Product shall be deemed to be in the month specified for its shipment in Cabot's order; and if no date is specified, then in the month following the month in which the order therefor is issued by Cabot.

      (b) All sales of Products under this agreement are made F.O.B. CMC's point of shipment. Cabot shall be responsible for all transportation costs and title and risk of loss shall pass to Cabot upon delivery to carrier.

      (c) All Products shall be prepared by CMC for delivery to Cabot in accordance with Cabot's reasonable instructions to be supplied by Cabot to CMC as far in advance of, and not later than ten (10) business days prior to, a requested shipment date.

      (d) CMC shall invoice Cabot for the Products delivered to Cabot during each month by the fifteenth (15th) calendar day of the following month. CMC shall deliver such invoices to Cabot by regular U.S. mail, or other methods such as express U.S. mail, overnight courier or other means, if mutually acceptable.

      (e) Cabot shall pay each such invoice within fifteen (15) calendar days of receipt thereof. Such payment shall be made by check or wire transfer in readily available same day or next day funds denominated in United States dollars. If payment is to be made by wire transfer, Cabot shall request and CMC shall provide to Cabot, wire transfer instructions.

SECTION 5.        WARRANTIES

      5.1 Warranty as to Products. CMC represents and warrants to Cabot that, when delivered to Cabot, the Products and Services will conform in all respects to the specifications then in effect and as then set forth in the materials specified on Schedule A hereto. CMC MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER WITH RESPECT TO THE PRODUCTS OR SERVICES, WHETHER USED ALONE OR IN COMBINATION WITH OTHER SUBSTANCES, EVEN IF THE PURPOSES OR USES OF SUCH PRODUCTS ARE KNOWN BY CMC.

      5.2 Remedies. If any Products do not conform in all respects to the specifications then in effect and as then set forth on Schedule A hereto, CMC agrees to replace such Products with Products that conform to such specifications. Subject to the following sentence, Cabot shall not be obligated to accept or pay for Products not conforming to the specifications then in effect for such Products. If such non-conformity is the result of materials or formulae provided by Cabot to CMC, Cabot shall pay CMC for the Services and such volumes shall be included in determining the volumes of Products delivered by CMC to Cabot hereunder. In no event shall CMC be responsible or liable for any special, incidental or consequential damages arising as a result of any breach of warranty in respect of any PRODUCTS OR Services under this Agreement or the transactions contemplated hereby.

SECTION 6.        RELATIONSHIP OF PARTIES

      (a) CMC and Cabot are each independent contractors. Nothing herein contained shall be construed to place CMC and Cabot in the relationship of principal and agent, master and servant, partners, or joint venturers, and, except as otherwise set forth in this Agreement, neither party shall have, expressly or by implication, the power to represent itself as having any authority to make contracts in the name of or binding upon the other, or to obligate or bind the other in any manner whatsoever.

      (b) Cabot recognizes and agrees that certain dispersions services shall be performed on CMC's behalf by Davies. However, such services by Davies shall be considered to have been subcontracted by CMC to Davies, and ultimate responsibility for the performance of such services shall remain with CMC. Cabot shall have no direct contractual relationship with Davies with respect to dispersion services obtained by CMC pursuant to this Agreement.

SECTION 7.        INTELLECTUAL PROPERTY AND CONFIDENTIALITTY

      (a) Any intellectual property relating to the process engineering or method of production of dispersions ("Dispersions Intellectual Property") developed by CMC or CMIC principally in the course of performing Services for Cabot hereunder shall be jointly owned by Cabot and either CMC or CMIC, as the case may be. Notwithstanding the above, Cabot shall not sublicense or assign such intellectual property to any party (other than a subsidiary or affiliate of Cabot) for use in the production and/or sale of CMP consumables. Similarly, CMC shall not sublicense or assign such intellectual property to any party (other than a subsidiary or affiliate of CMC) for use in the production and/or sale of products for use in non-CMP applications.

      (b) CMC or CMIC shall, upon the request of Cabot, grant a non-exclusive license to Cabot, in exchange for a commercially reasonable royalty payment from Cabot to CMC or CMIC, as the case may be, to be mutually agreed between the appropriate parties, any Dispersions Intellectual Property developed by CMC or CMIC other than in the performance of Services but which is used by CMC or CMIC in the production of

Products. Notwithstanding the above, Cabot shall not sublicense or assign such intellectual property to any party (other than a subsidiary or affiliate of Cabot) for use in the production and/or sale of CMP consumables.

      (c) CMC and CMIC shall use their commercially reasonable best efforts, including by seeking to have included in the Davies Agreement appropriate provisions, to have Davies bound by the provisions of subsections (a) and (b) above to the same extent as CMC and CMIC.

      (d) Each of Cabot and CMC agree to keep confidential and not disclose, and shall cause their respective subsidiaries and affiliates to keep confidential and not disclose, to any party or use for any purpose (other than the performance of this Agreement), any proprietary or other confidential information of the other party which is received pursuant to this Agreement ("Confidential Information"). Confidential Information shall be subject to the restrictions of this paragraph only if it is marked as confidential or proprietary or, if not disclosed in tangible form, the disclosing party notifies the recipient of its confidential or proprietary nature prior to its disclosure. For purposes of this Agreement, Confidential Information of a party does not include, and a party and a party's subsidiaries and affiliates will have no obligations under this provision with respect to, any information of the other party or any subsidiary or affiliate of the other party (the other party and subsidiaries and affiliates of the other party being referred to as the "receiving party") which:

      (i) is already known to the receiving party from a source other than the disclosing party as evidenced by competent proof thereof; or

      (ii) is or becomes publicly known through no wrongful act of the receiving party (in which event the receiving party's obligations under this Agreement in respect thereto shall terminate on the date such information enters the public domain); or

      (iii) is rightfully received by the receiving party from a third party without violation of any obligations of confidentiality owed by the third party to the disclosing party; or

      (iv) is disclosed by the disclosing party to a third party without restrictions on the third party's right to use or disclose such information; or

      (v) is independently developed by employees or consultants of the receiving party without use of or reference to the disclosing party's Confidential Information; or

      (vi) is approved for release by written authorization of the disclosing party



SECTION 8.        CONSENTS; NOTICES

      Unless otherwise set forth herein, whenever any notice, consent or approval is to be given in this Agreement, it must be in writing and delivered in accordance with the provisions of this Section 8. Any such writing will be duly given upon delivery, if delivered by hand, facsimile transmission or mail, to the following addresses:

      If to Cabot:            Cabot Corporation
                              Business and Technical Center
                              Billerica, MA  01821
                              Attn: Fumed Metal Oxide Product Line Manager
                              Telecopier:

                        With a copy to:

                              Cabot Corporation
                              75 State Street
                              Boston, MA  02109
                              Attn: Law Department
                              Telecopier:  617-342-6039



      If to CMC:              Cabot Microelectronics Corporation
                              870 North Commons Drive
                              Aurora, IL  60504
                              Attn:  Global Manufacturing Manager
                              Telecopier:  630-375-5596

or to such other address as may be designated in writing by any of the parties from time to time in accordance herewith.

SECTION 9.        GENERAL

      9.1 Severability. If any provision of this Agreement shall be found to be invalid or unenforceable, then such provision or provisions shall not invalidate or in any way affect the enforceability of the remainder of this Agreement and such provision or provisions shall be curtailed and limited to the extent necessary to bring the Agreement within any legal requirement and the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.

      9.2 Modification; Waivers. Except as expressly provided herein, this Agreement may be modified or amended only with the written consent of each party hereto. Neither party hereto shall be released from its obligations hereunder without the written consent of the other party. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party against which such waiver is to be asserted. Except as otherwise specifically provided herein, no delay on the part of either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

      9.3 Succession. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and other legal representatives and, to the extent that any assignment hereof is permitted hereunder, their assignees.

      9.4 Counterparts. This Agreement may be executed in counterparts.

      9.5 Further Assurances. Each party agrees to provide any additional documents and take any such further action as may be reasonably requested by the other party in order to carry out the purpose and intent of this Agreement.

      9.6 Entire Agreement. This Agreement contains the full and complete undertaking and agreement between the parties hereto with respect to the manufacture and supply of fumed metal oxide dispersions, and supersedes all other agreements between Cabot, on the one hand, and CMC, on the other, whether written or oral except any confidentiality agreements between the parties, which shall, to the extent such agreements do not contradict the terms of this Agreement, continue in effect.

      9.7 Headings. The headings of the sections and other subdivisions of this Agreement are for convenient reference only. They shall not be used in any way to govern, limit, modify, construe this Agreement or any part or provision thereof nor otherwise be given any legal effect.

      9.8 Assignees and Third Parties. This Agreement may not be assigned by either party without the prior written consent of the other party and any attempted assignment without such consent shall be null and void; provided, however, that Cabot may assign this Agreement to a subsidiary or affiliated company. In addition, CMC may make arrangements for the production and sale of Services and Products required hereunder to be manufactured and sold by a subsidiary or an affiliate, including but not limited to Cabot Microelectronics International Corporation. Such arrangements may take the form of an assignment of certain rights and obligations hereunder or a subcontract of certain obligations hereunder. Similarly, Cabot may make arrangements for the purchase of Products and Services hereunder to be made by a subsidiary, including but not limited to Cabot Carbon Ltd. Such arrangements may take the form of an assignment of certain rights and obligations hereunder. However, all sales of Products and Services pursuant to any such arrangement shall be governed by the terms of this Agreement.

      9.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Delaware, without giving effect to principles of conflicts or choice of laws of Delaware or of any other jurisdiction.

      9.10 Force Majeure. Each of the parties hereto shall be excused from delays in performing or from failure to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such party, including, but not limited to, forces of nature, acts of God, strikes, lockouts, wars, blockades, insurrections, riots, epidemics, restraints or requirements of any government or government agency, civil disturbances, explosions, breakage or accident to machinery or lines of pipe, unavailability of raw material or supplies, strandings, perils of the sea, the binding order of any court or governmental authority which has been resisted in good faith by all reasonable means, and other cause, whether of the kind enumerated or otherwise, not reasonably within the control of the party claiming suspension. Failure to prevent or settle any strike shall not be considered to be a matter within the control of the party claiming suspension. However, in order to be excused from delay or failure to perform, such party must act diligently to remedy the cause of such delay or failure.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument and have delivered this Agreement as of the day and year first above written.

                                     CABOT CORPORATION


                                     By: /s/  Samuel W. Bodman
                                        ------------------------------------
                                         Name:  Samuel W. Bodman
                                         Title: Chief Executive Officer



                                     CABOT MICROLELECTRONICS
                                     CORPORATION



                                     By: /s/ Matthew Neville
                                        ------------------------------------
                                        Name:  Matthew Neville
                                        Title: President and
                                               Chief Executive Officer

                                  SCHEDULE A
                                North America
           Products, Materials Specifying Specifications, Formulae,
                   Processes, Quality Control, Maintenance

   PRODUCT       FORMULA       CONTROL PLAN         SPECIFICATION              CMC TEST          STANDARD      MINIMUM
                (REVISION       (EFFECTIVE       (SPECIFICATION NO./            METHODS           PACKAGE       ORDER
                  DATE)        DATE/REVISION        REVISION DATE)           (TEST METHOD                     QUANTITY
                                  LEVEL)                                       NUMBER)
     [ ]         9/19/96      8-5-96, Rev. A       [ ] -10/98-Rev.        101, 200, 300, 302     55 G Poly     8 Drums
                                                       1-10/98                                     Drum
     [ ]         1/19/00      5-1-97, Rev. A        [ ] -1/0-Rev.           203, 6010A (1)      275 G Rock     2 Totes
                                                        3-1/00                                     Tote
     [ ]          5/4/95      10-1-97, Rev. A       [ ] -4/98-Rev.        101, 200, 300, 302    55 G Fiber     8 Drums
                                                        1-5/97                                     Drum
     [ ]          7/5/94      8-5-96, Rev. A        [ ] -4/98-Rev.        101, 200, 300, 302    55 G Fiber     8 Drums
                                                        1-5/97                                     Drum
     [ ]          2/1/93      10-1-97, Rev. A       [ ] -4/98-Rev.        101, 200, 300, 302    55 G Fiber     5 Drums
                                                        1-5/97                                     Drum
     [ ]          7/5/93      10-1-97, Rev. A       [ ] -4/98-Rev.        101, 200, 300, 302    55 G Fiber     5 Drums
                                                        1-5/97                                     Drum
     [ ]          7/6/94      10-1-97, Rev. A       [ ] -4/98-Rev.        101, 200, 300, 302    55 G Fiber     4 Drums
                                                        1-5/97                                     Drum
     [ ]         7/16/93      10-1-97, Rev. A       [ ] -4/98-Rev.        101, 200, 300, 302    55 G Fiber     6 Drums
                                                        1-5/97                                     Drum
     [ ]         9/27/94      10-1-97, Rev. A       [ ] -4/98-Rev.        101, 200, 300, 302    55 G Fiber     5 Drums
                                                        1-5/97                                     Drum
     [ ]         11/18/93     10-1-97, Rev. A       [ ] -4/98-Rev.        101, 200, 300, 302    55 G Poly     8 Drums
                                                        1-5/97                                     Drum
     [ ]         8/23/96      10-1-97, Rev. A       [ ]-4/98-Rev.1-5/97   101, 200, 300, 302    55 G Poly     6 Drums
                                                                                                    Drum



     [ ]         9/19/96      8-5-96, Rev. A       [ ] -4/98-Rev.           101, 200, 300, 302         55 G Fiber        8 Drums
                                                        1-4/98                                           Drum
     [ ]         9/19/96      8-5-96, Rev. A       [ ] -4/98-Rev.           101, 200, 300, 302         55 G Fiber        6 Drums
                                                        1-4/98                                           Drum
     [ ]          6/9/98      6-9-98, Rev. B       [ ] -6/98-Rev. B         400, 404, 408              55 G Poly         5 Drums
                                                         6/98                                            Drum
     [ ]         8/31/99      8-31-96, Rev. A      [ ] -8/99-Rev. A         DTM 101, 201,              55 G Poly         6 Drums
                                                         8/99               302, 303, 500, 607           Drum
     [ ]         1/19/00      1-19-00, Rev. B      [ ] -1/00-Rev. 1         203, 6010A (1)            275 G Rock        2800 LBS
                                                                                                           Tote

                                  SCHEDULE A
                                    Europe
           Products, Materials Specifying Specifications, Formulae,
                   Processes, Quality Control, Maintenance




  PRODUCT      FORMULA        CONTROL PLAN              SPECIFICATION         CMC TEST                 STANDARD     MINIMUM ORDER
              (REVISION        (EFFECTIVE           (SPECIFICATION NO./       METHODS                  PACKAGE        QUANTITY
                DATE)            DATE/REVISION          REVISION DATE)        (TEST METHOD
                                     LEVEL)                                     NUMBER)

    [ ]        (US-[ ])        10-1-97 Rev. A          [ ] -4/98-Rev.         CTM 400, 407, 404       220 liter       1000 Kgs
                5/4/95                                      1-5/97                                    Poly Drum
    [ ]       D1.701.013       D1.701.013 Rev. 3       D1.701.013 Rev 3       CTM 400, 407, 405       220 liter       1062 Kgs
            Rev 3 23/12/99          23/12/99               23/12/99                                   Poly Drum
    [ ]       D1.701.003       D1.701.003 Rev. 2       D1.701.003 Rev.2       CTM 400, 407, 406       220 liter       1062 Kgs
            Rev.2 15/12/99          15/12/99               15/12/99                                   Poly Drum
    [ ]       D1.701.005       D1.701.005 Rev. 3       D1.701.005 Rev 3       CTM 400, 407, 407       220 liter       1090 Kgs
            Rev 3 16/12/99          16/12/99               16/12/99                                   Poly Drum
    [ ]       D1.701.024       D1.701.024 Rev. 2       D1.701.024 Rev. 2      CTM 400, 407, 411       220 liter       1028 Kgs
                Rev. 2              16/12/99               16/12/99                                   Poly Drum
               16/12/99
    [ ]       (US-A1695)       10-1-97 Rev. A          A1695-4/98-Rev.        CTM 400, 407, 413       220 liter       1000 Kgs
                7/5/93                                      1-5/97                                    Poly Drum
    [ ]       D1.701.036       D1.701.036 Rev. 2       D1.701.036 Rev. 2      CTM 400, 407, 416       220 liter       1088 Kgs
            Rev.2 23/12/99          23/12/99               23/12/99                                   Poly Drum
    [ ]       D1.701.037       D1.701.037 Rev. 2       D1.701.037 Rev. 2      CTM 400, 407, 417       220 liter       1088 Kgs
                Rev. 2              06/01/00               06/01/00                                   Poly Drum
               06/01/00
    [ ]       D1.701.038       D1.701.038 Rev. 2       D1.701.038 Rev. 2      CTM 400, 407, 418       220 liter       1460 Kgs
                Rev. 2              06/01/00               06/01/00                                   Poly Drum
               06/01/00
    [ ]       D1.701.040       D1.701.040 Rev, 3       D1.701.040 Rev. 3      CTM 400, 407, 420       220 liter       1090 Kgs
                Rev. 3              15/12/99               15/12/99                                   Poly Drum
               15/12/99
    [ ]       D1.701.002       D1.701.002 Rev. 2       D1.701.002 Rev. 2      CTM 400, 407, 424       220 liter       1240 Kgs
            Rev. 2 05/01/00         05/01/00               05/01/00                                   Poly Drum


    [ ]       D1.701.017       D1.701.017 Rev. 2       D1.701.017 Rev. 2      CTM 400, 407, 425       220 liter        988 Kgs
                Rev. 2              15/12/99               15/12/99                                   Poly Drum
               15/12/99
    [ ]       D1.701.033       D1.701.033 Rev. 2       D1.701.033 Rev. 2      CTM 400, 407, 426       220 liter       1070 Kgs
                Rev. 2              08/12/99               08/12/99                                   Poly Drum
               08/12/99




                                      -18-